UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      September 27, 2013

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01    Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.03	Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On September 27, 2013, QC Property Holdings, LLC (“QC”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Quail Creek Credit Facility”), with Housing & Healthcare Funding, LLC (“H&H”). The Quail Creek Credit Facility provides for a $5,000,000 principal amount secured credit facility. The proceeds of the Quail Creek Credit Facility were used primarily to repay certain outstanding bonds that were assumed by QC upon its acquisition of the 118-bed skilled nursing facility located in Oklahoma City, Oklahoma known as the Quail Creek Nursing & Rehabilitation Center (the “Quail Creek Facility”) in July 2012.
The Quail Creek Credit Facility matures on September 27, 2016. Interest on the Quail Creek Credit Facility accrues on the principal balance thereof at an annual rate of 4.75% plus the current one-month LIBOR rate (but in no event shall the interest rate be less than 5.75%). The Quail Creek Credit Facility is secured by: (i) a first mortgage on the real property and improvements constituting the Quail Creek Facility; (ii) a first priority interest on all furnishings, fixtures and equipment associated with the Quail Creek Facility; and (iii) an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Quail Creek Facility. The Company has unconditionally guaranteed all amounts owing under the Quail Creek Credit Facility.
The Quail Creek Credit Facility contains customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. Upon the occurrence of an event of default, H&H may terminate the Quail Creek Credit Facility and all amounts under the Quail Creek Credit Facility will become immediately due and payable.

In connection with entering into the Quail Creek Credit Facility, certain affiliates of the Company and QC, as applicable, entered into environmental indemnities, pledge and security agreements, subordination and attornment agreements and subordination of management fee agreements, each containing customary terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer